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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the options assumed by Rational Software Corporation pursuant to its acquisition of Vigor Technology, Inc. of our reports dated April 22, 1997, with respect to the consolidated financial statements of Rational Software Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP

San Jose, California
January 29, 1998